Exhibit 3.5

Delaware The First State Page 1 4492618 8100 Authentication: 203275087 SR# 20186252271 Date: 08-20-18 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “NOCIMED, INC.”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF AUGUST, A.D. 2018, AT 12:57 O`CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.4492618 8100 Authentication: 203275087 SR# 20186252271 Date: 08-20-18 You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED State of Delaware Secretary of State Division of Corporations Delivered 12:57 PM 08/20/2018 FILED 12:57 PM 08/20/2018 SR 20186252271 - File Number 4492618 CERTIFICATE OF INCORPORATION OF NOCIMED, INC. The undersigned, Brett Lanuti, hereby certifies that: 1. The undersigned is the duly elected and acting President of Nocimed, Inc., a Delaware corporation. 2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on February 18, 2015. 3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Amended and Restated Certificate of Incorporation amends Article IV(A) of this corporation's Amended and Restated Certificate of Incorporation to read in its entirety as follows: "A. The Company is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares that the Company is authorized to issue is 48,514,636 shares, 30,000,000 shares of which shall be Common Stock (the "Common Stock") and 18,514,636 shares of which shall be Preferred Stock (the "Preferred Stock"). The Preferred Stock shall have a par value of $0.00001 per share and the Common Stock shall have a par value of $0.00001 per share." 4. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Amended and Restated Certificate of Incorporation amends Article IV(C) of this corporation's Amended and Restated Certificate oflncorporation to read in its entirety as follows: "C. 1,777,630 of the authorized shares of Preferred Stock are hereby designated "Series A-1 Preferred Stock" (the "Series A-1 Preferred"), 1,444,037 of the authorized shares of Preferred Stock are hereby designated "Series A-2 Preferred Stock" (the "Series A-2 Preferred"), 935,296 of the authorized shares of Preferred Stock are hereby designated "Series A-3 Preferred Stock" (the "Series A-3 Preferred''), 2,090,732 of the authorized shares of Preferred Stock are hereby designated "Series A-4 Preferred Stock" (the "Series A-4 Preferred'' and, together with the Series A-1 Preferred, the Series A-2 Preferred and the Series A-3 Preferred, the "Series A Preferred''), 5,180,814 of the authorized shares of Preferred Stock are hereby designated "Series B Preferred Stock" (the "Series B Preferred'') and 7,086,127 of the authorized shares of Preferred Stock are hereby designated "Series B-1 Preferred Stock" (the "Series B-1 Preferred" and, together with the Series B Preferred and the Series A Preferred, the "Series Preferred'')."

5. The foregoing Certificate of Amendment has been duly adopted by this corporation's Board of Directors and stockholders in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware. Executed at Redwood City, California, on August 20, 2018. /s/ Brett Lanuti Brett Lanuti, President